Exhibit 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Walter Ida (808) 946-1400

Territorial Bancorp Inc.

Announces Fourth Quarter 2011 Results

Honolulu, Hawaii, February 2, 2012 - Territorial Bancorp Inc. (NASDAQ: TBNK) (the “Company”), headquartered in Honolulu, Hawaii, the holding company parent of Territorial Savings Bank, announced net income of $3.4 million or $0.33 per basic and diluted share for the three months ended December 31, 2011, compared to $3.2 million or $0.28 per basic and diluted share for the three months ended December 31, 2010. For the year ended December 31, 2011, the Company earned $12.8 million or $1.19 per basic share and $1.17 per diluted share, compared to $11.0 million for the year ended December 31, 2010, or $0.97 per basic and diluted share.

The Company also announced that its Board of Directors today approved a quarterly cash dividend on its common stock of $0.10 per share. The dividend is expected to be paid on March 1, 2012 to stockholders of record as of February 16, 2012.

Allan Kitagawa, Chairman and Chief Executive Officer, said “This past year we have worked hard to originate quality residential mortgage loans. I am proud of our accomplishment since many other banks have found it difficult to grow their loan portfolio because of low demand and a high level of prepayments of existing loans. Another focal point was to increase our net interest margin, which was a difficult task, given the low interest rate environment. We also strived to enhance shareholder returns and in December of 2011 announced our third stock repurchase program. In addition I am pleased to announce that because of our strong performance we will be increasing our quarterly dividend to $0.10 per share.”

Interest Income

For the three months ended December 31, 2011 and 2010, net interest income was $13.1 million and $12.0 million, respectively. The growth in net interest income was due to an $876,000 increase in interest and dividend income earned and a $306,000 decrease in interest expense. Total interest and dividend income was $15.9 million for the three months ended December 31, 2011 compared to $15.0 million for the three months ended December 31, 2010. The growth in interest and dividend income occurred primarily due to an increase in interest earned on investment securities which totaled $6.7 million for the three months ended December 31, 2011 compared to $5.9 million for the three months ended December 31, 2010 and also an increase in interest earned on loans which totaled $9.1 million for the three months ended December 31, 2011 compared to $8.9 million for the three months ended December 31, 2010. The increases in interest income earned on investment securities and loans was partially offset by a decrease in interest earned on other investments which totaled $67,000 for the three months ended December 31, 2011 compared to $112,000 for the three months ended December 31, 2010.

Interest Expense and Provision for Loan Losses

Total interest expense decreased to $2.7 million for the three months ended December 31, 2011 compared to $3.0 million for the three months ended December 31, 2010. The decrease in interest expense is primarily due to a $250,000 decrease in interest expense on deposits and a decrease of $108,000 in interest expense on securities sold under agreements to repurchase. Provision for loan losses increased to $335,000 for the three months ended December 31, 2011 compared to $69,000 for the three months ended December 31, 2010.

Noninterest Income

Noninterest income was $1.6 million for the three months ended December 31, 2011 compared to $939,000 for the three months ended December 31, 2010. The increase in noninterest income was primarily due to a $311,000 increase in gain on sale of investment securities and a $315,000 increase in gain on sale of loans.

Noninterest Expense

Noninterest expense decreased to $8.4 million for the three months ended December 31, 2011 as compared to $8.6 million for the three months ended December 31, 2010. The decrease in noninterest expense was primarily due to lower salary and employee benefit expense, occupancy expense and federal deposit insurance premiums. These decreases were partially offset by an increase in equipment expense.

Year Ended December 31, 2011 Results

For the year ended December 31, 2011 net interest income was $51.4 million compared to $46.3 million for the year ended December 31, 2010. Total interest and dividend income increased to $62.7 million for the year ended December 31, 2011 from $61.1 million for the year ended December 31, 2010. Total interest expense decreased to $11.3 million for the year ended December 31, 2011 from $14.8 million for the year ended December 31, 2010, due to decreases in interest expense on deposits and in interest paid on securities sold under agreements to repurchase. Provision for loan losses increased to $418,000 for the year ended December 31, 2011 compared to $345,000 for the year ended December 31, 2010.

Noninterest income was $5.1 million for the year ended December 31, 2011 compared to $2.1 million for the year ended December 31, 2010. This increase in noninterest income was primarily due to no other-than-temporary impairment loss for the year ended December 31, 2011, compared to a loss of $2.4 million recognized for the year ended

December 31, 2010. Also, the gain on sale of loans increased to $711,000 for the year ended December 31, 2011, compared to $442,000 for the year ended December 31, 2010, gain on sale of investment securities rose to $451,000 for the year ended December 31, 2011 compared to $350,000 for the year ended December 31, 2010 and other noninterest income grew to $697,000 for the year ended December 31, 2011 compared to $322,000 for the year ended December 31, 2010. These increases were offset by reductions in service fees on loan and deposit accounts to $2.3 million for the year ended December 31, 2011, compared to $2.4 million for the year ended December 31, 2010 and income on bank-owned life insurance to $968,000 for the year ended December 31, 2011 compared to $1.0 million for the year ended December 31, 2010.

Noninterest expense was $34.7 million for the year ended December 31, 2011 compared to $31.5 million for the year ended December 31, 2010. The increase in noninterest expense was primarily due to higher compensation and employee benefits, occupancy, and other general and administrative expenses. A significant portion of the increase in compensation and employee benefits was due to expenses accrued for the employee stock ownership plan that was part of the conversion to a publicly held company and awards made under the equity incentive plan that was approved by the stockholders in August, 2010. The increase in these expenses was offset by a decrease in federal deposit insurance premiums for the year ended December 31, 2011 as compared to the year ended December 31, 2010.

Assets and Equity

Total assets grew to $1.537 billion at December 31, 2011 from $1.443 billion at December 31, 2010. Cash and cash equivalents decreased to $131.9 million at December 31, 2011 from $194.4 million at December 31, 2010. Investment securities available for sale decreased to zero at December 31, 2011 from $15.0 million at December 31, 2010. Investment securities held to maturity increased to $653.9 million as of December 31, 2011 from $530.6 million at December 31, 2010. Loans receivable grew to $688.1 million at December 31, 2011 from $641.8 million at December 31, 2010 due to an increase in residential mortgage loan originations. The growth in investment securities and loans receivable was funded primarily by an $89.6 million increase in deposits, a $10.0 million increase in FHLB advances, a $3.1 million increase in securities sold under agreements to repurchase and a $62.5 million decrease in cash and cash equivalents. Deposits increased to $1.166 billion at December 31, 2011 from $1.076 billion at December 31, 2010. Total stockholders’ equity decreased to $214.0 million at December 31, 2011 from $227.4 million at December 31, 2010. The change in stockholders’ equity was primarily due to the Company’s earnings for the year ended December 31, 2011, which were offset by the cost of shares repurchased under the Company’s stock buyback program and payment of dividends for 2011. The Board of Directors has authorized three repurchase programs. Through the end of December 31, 2011, these buyback programs repurchased a total of 1,336,975 shares through December 31, 2011, compared to 55,707 shares as of December 31, 2010.

Asset Quality

Total delinquent loans 90 days or more past due and not accruing was $2.3 million (12 loans) at December 31, 2011, compared to $808,000 (7 loans) at December 31, 2010. Asset quality remained strong with the ratio of nonperforming assets to total assets increasing to 0.22% at December 31, 2011 from 0.06% at December 31, 2010. The allowance for loan losses at December 31, 2011 was $1.5 million and represented 0.22% of total loans. At December 31, 2010, the allowance for loan losses was $1.5 million and represented 0.23% of total loans.

Territorial Bancorp Inc., headquartered in Honolulu, Hawaii, is the stock holding company for Territorial Savings Bank. Territorial Savings Bank is a federally chartered savings bank which was originally chartered in 1921 by the Territory of Hawaii. Territorial Savings Bank conducts business from its headquarters in Honolulu, Hawaii and has 27 branch offices in the state of Hawaii.

Forward-looking statements - this earnings release contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this earnings release.

The following factors, among others, including those set forth in the Company’s filings with the Securities and Exchange Commission, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	adverse changes in the securities markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate acquired entities, if any;

•	changes in consumer spending, borrowing and savings habits;

•

changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

•	changes in our organization, compensation and benefit plans;

•	changes in our financial condition or results of operations that reduce capital available to pay dividends; and

•	changes in the financial condition or future prospects of issuers of securities that we own.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

TERRITORIAL BANCORP INC. AND SUBSIDIARIES

Consolidated Statements of Income (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended December 31		Year Ended December 31
	2011	2010	2011	2010
Interest and dividend income:
Investment securities	$6,684	$5,935	$26,851	$25,754
Loans	9,113	8,941	35,557	34,959
Other investments	67	112	325	402

Total interest and dividend income	15,864	14,988	62,733	61,115

Interest expense:
Deposits	1,661	1,911	6,770	10,395
Advances from the Federal Home Loan Bank	106	54	401	153
Securities sold under agreements to repurchase	961	1,069	4,114	4,280

Total interest expense	2,728	3,034	11,285	14,828

Net interest income	13,136	11,954	51,448	46,287
Provision for loan losses	335	69	418	345

Net interest income after provision for loan losses	12,801	11,885	51,030	45,942

Noninterest income:
Service fees on loan and deposit accounts	594	567	2,284	2,401
Income on bank-owned life insurance	243	252	968	1,017
Gain on sale of investment securities	311	—	451	350
Gain on sale of loans	337	22	711	442
Other-than-temporary impairment losses	—	—	—	(2,404)
Other	109	98	697	322

Total noninterest income	1,594	939	5,111	2,128

Noninterest expense:
Salaries and employee benefits	4,991	5,260	21,621	18,793
Occupancy	1,274	1,291	4,988	4,719
Equipment	825	779	3,191	2,963
Federal deposit insurance premiums	187	297	865	1,195
Other general and administrative expenses	1,102	1,017	3,989	3,860

Total noninterest expense	8,379	8,644	34,654	31,530

Income before income taxes	6,016	4,180	21,487	16,540
Income taxes	2,598	982	8,698	5,512

Net income	$3,418	$3,198	$12,789	$11,028

Basic earnings per share	$0.33	$0.28	$1.19	$0.97

Fully-diluted earnings per share	$0.33	$0.28	$1.17	$0.97

Cash dividends declared per common share	$0.09	$0.07	$0.34	$0.24

Basic weighted average shares outstanding	10,207,966	11,325,428	10,777,417	11,322,798

Diluted weighted average shares outstanding	10,416,081	11,340,854	10,936,632	11,369,161

TERRITORIAL BANCORP INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands, except share data)

Assets	12/31/2011	12/31/2010
Cash and cash equivalents	$131,937	$194,435

Investment securities available for sale	—	15,010
Investment securities held to maturity, at amortized cost (fair value of $687,319 and $546,844 at December 31, 2011 and 2010, respectively)	653,871	530,555
Federal Home Loan Bank stock, at cost	12,348	12,348
Loans held for sale	3,231	3,234
Loans receivable, net	688,095	641,790
Accrued interest receivable	4,780	4,536
Premises and equipment, net	5,450	5,426
Real estate owned	408	—
Bank-owned life insurance	30,234	29,266
Deferred income taxes receivable	2,648	22
Prepaid expenses and other assets	4,569	6,790

Total assets	$1,537,571	$1,443,412

Liabilities and Equity
Liabilities:
Deposits	$1,166,116	$1,076,470
Advances from the Federal Home Loan Bank	20,000	10,000
Securities sold under agreements to repurchase	108,300	105,200
Accounts payable and accrued expenses	22,816	20,430
Current income taxes payable	3,114	577
Advance payments by borrowers for taxes and insurance	3,264	3,376

Total liabilities	1,323,610	1,216,053

Commitments and contingencies

Stockholders' Equity:
Preferred stock, $.01 par value; authorized 50,000,000 shares, no shares issued or outstanding	—	—
Common stock, $.01 par value; authorized 100,000,000 shares; issued and outstanding 11,022,309 and 12,177,418 shares at December 31, 2011 and 2010, respectively	110	122
Additional paid-in capital	97,640	119,153
Unearned ESOP shares	(8,319)	(8,808)
Retained earnings	128,300	119,397
Accumulated other comprehensive loss	(3,770)	(2,505)

Total stockholders' equity	213,961	227,359

Total liabilities and stockholders’ equity	$1,537,571	$1,443,412

TERRITORIAL BANCORP INC. AND SUBSIDIARIES

Selected Financial Data (Unaudited)

December 31, 2011

	Three Months Ended December 31,
	2011	2010
Performance Ratios (annualized):

Return on average assets	0.90%	0.89%
Return on average equity	6.34%	5.61%
Net interest margin on average interest earning assets	3.58%	3.42%

	At December 31, 2011	At December 31, 2010
Selected Balance Sheet Data:

Book value per share (1)	$19.41	$18.67
Stockholders' equity to total assets	13.92%	15.75%

Asset Quality
(Dollars in thousands):

Delinquent loans 90 days or more past due and not accruing (2)	$2,335	$808
Non-performing assets (2)	3,335	808
Allowance for loan losses	1,541	1,488
Non-performing assets to total assets	0.22%	0.06%
Allowance for loan losses to total loans	0.22%	0.23%
Allowance for loan losses to non-performing assets	46.21%	184.16%

Note:

(1)	Book value per share is equal to stockholders' equity divided by number of shares issued and outstanding

(2)	Amounts are net of charge-offs